                                                                    EXHIBIT 10.6

                                 INNOTRAC LEASE

         THIS LEASE is made as of the 16TH DAY OF JUNE, 1999, between LOCKHEED MARTIN CORPORATION ("LANDLORD") and INNOTRAC CORPORATION ("TENANT").

                                    RECITALS

         WHEREAS, the premises (the "PREMISES"), as depicted on the floor plan attached hereto and incorporated herein as EXHIBIT A, is composed of approximately 87,310 rentable square feet on the ground floor of that certain building (the "BUILDING") commonly known as #5 William White, which Building contains approximately 144,341 rentable square feet and is currently part of the two-building campus approximately depicted on the site plan attached hereto and incorporated herein as EXHIBIT B and totaling 317,860 rentable square feet. The land on which such two-building campus is located and all improvements thereon are herein called the "PROJECT", and that portion of such land on which the Building is situated is herein called the "BUILDING LAND".

         ACCORDINGLY, Landlord and Tenant agree:

1.0 PREMISES; COMMON AREAS. Landlord hereby leases and demises to Tenant, and Tenant leases and takes from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises. The Premises contains Eighty-seven Thousand Three Hundred Ten (87,310) rentable square feet of the Building and is located at #5 William White Blvd., Pueblo, Colorado. For the purposes of pro rata calculations, the Premises comprises 60% ("TENANT'S BUILDING SHARE") of the rentable square footage of the Building and 27% ("TENANT'S PROJECT SHARE") of the rentable square footage of the Project. Landlord also grants to Tenant, as an appurtenance to the Premises, the nonexclusive right to use, in accordance with and subject to the terms and conditions of this Lease and in common with Landlord and other tenants of the Building or Project, (I) common areas of the Building and other common areas located on the Building Land, including, without limitation, common lobbies, public corridors, stairways, elevators, rest rooms, entranceways, landscaped areas, sidewalks, driveways, service roads, loading facilities, surface parking lots and all other common areas and facilities located from time to time on the Building Land which Landlord from time to time designates and makes available as common areas to benefit and serve the Building or the Building Land (the "BUILDING LAND COMMON AREA"), and (II) Project driveways necessary to provide access from the Building or the Building Land to or from a public street and other Project common areas reasonably necessary for the full enjoyment of the use of the Premises by Tenant and its invitees and directly benefiting the Premises, other than Building Land Common Areas (the "PROJECT COMMON AREA"). The Building Land Common Area and the Project Common Area are collectively called the "COMMON AREA".

2.0      TERM.

2.1 COMMENCEMENT DATE. The initial term of this Lease (which initial term, together with any Option Terms, is hereinafter called the "TERM") will begin on AUGUST 1, 1999 ("COMMENCEMENT DATE") and end on SEPTEMBER 30, 2004.

2.2 PERFORMANCE OF TENANT IMPROVEMENTS. Tenant has the right to enter the Premises and the Project and, at Tenant's option, to begin construction of Tenant's improvements or the Parking Lot Expansion (as hereinafter defined), or both, beginning upon the execution of this Lease. All terms of this Lease will apply to Tenant's entry of the Premises, except for SECTIONS 4.0 AND 5.0 and any other provision of this Lease concerning the payment of Rent (as hereinafter defined); PROVIDED, HOWEVER, that from and after the date Tenant begins conducting business in or from any portion of the Premises, Tenant shall pay its share of operating expenses, as provided in SECTION 5.0, below, with respect to such portion.

2.3 RENT COMMENCEMENT. Base Rent (as hereinafter defined) will commence on OCTOBER 1, 1999 (the "RENT COMMENCEMENT DATE") and will continue throughout the Term of this Lease.

3.0      OPTIONS.

3.1 OPTION TO EXTEND. Landlord hereby grants to Tenant an option to extend the initial Lease term ("INITIAL TERM") with respect to the Premises for TWO (2) ADDITIONAL PERIODS of FIVE (5) YEARS each (each such option is hereinafter called an "OPTION", and each such additional period is hereinafter called an "OPTION TERM") upon and subject to the terms and conditions set forth in this Lease. An Option shall be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord not later ONE HUNDRED EIGHTY (180) DAYS prior to the expiration date of the Initial Term or the first Option Term, as the case may be. All of the terms of this Lease shall apply to the Option Term(s), except that annual Base Rent for each Option Term shall be $5.33 per rentable square foot for warehouse space and $6.33 per rentable square foot of office space. The Base Rent shall thereafter increase at an annual rate of THREE PERCENT (3%) on each anniversary date.

3.2 FIRST RIGHT OF EXPANSION. If at any time prior to the expiration of the Term, Landlord receives a bona fide offer for the lease of all or any portion of the Building not then leased by Tenant (the "EXPANSION SPACE"), Tenant shall have the right of first refusal to lease the Expansion Space, and Landlord shall, within FIVE (5) DAYS after receipt of same, give Tenant written notice of such offer. Tenant will then have FIFTEEN (15) DAYS from Tenant's actual receipt of such notice, to accept or reject the Expansion Space. The rent for the Expansion Space will be at the same rate as Tenant is then paying for like type space (e.g., office space, warehouse space). Expansion Space will be leased with 3/1000 parking spaces. If Tenant accepts the Expansion Space, Landlord and Tenant shall execute an amendment to this Lease to reflect additions to the Premises resulting from the exercise of the right of refusal to lease. Tenant's lease of any Expansion Space pursuant to this right of first refusal will be on all the terms and conditions set forth in this Lease except as to parking, free rent, and pro rata share.

4.0 BASE RENT. Beginning on the Rent Commencement Date, Tenant will pay base rent in monthly installments ("BASE RENT") in advance, on or before the first day of each month, in the following amounts: (I) until the expiration of the thirty-sixth month of the Term, monthly Base Rent shall be THIRTY-SIX THOUSAND FOUR HUNDRED EIGHTY-NINE AND 75/100 DOLLARS ($36,489.75) (calculated using a monthly rental rate of $0.46 for the approximately 44,982 rentable square feet of office space within the Premises and $0.38 for the approximately 42,328 rentable square feet of warehouse space within the Premises), and (II) for months thirty-seven (37) to sixty-two (62) of the Term, monthly Base Rent shall be THIRTY-EIGHT THOUSAND THREE HUNDRED FOURTEEN AND 24/100 DOLLARS ($38,314.24) (calculated using a monthly rental rate of $0.48 for the approximately 44,982 rentable square feet of office space within the Premises and $0.39 for the approximately 42,328 rentable square feet of warehouse space within the Premises).

If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of the calendar month, then monthly rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated monthly rent for such month will be paid on or before the first day of the Term. Monthly rent will be paid to Landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

5.0 OPERATING EXPENSES. In addition to Base Rent, beginning with the date Tenant begins to conduct business in or from any portion of the Premises, Tenant will pay Tenant's Building Share of the operating expenses for each calendar year or partial calendar year during the Term, which operating expenses shall include the Building's pro rata share (approximately 43%) of operating expenses billed with respect to the entire Project Common Area.

5.1 OPERATING EXPENSES. (A) As used in this Lease, the term "OPERATING EXPENSES" means the reasonable costs actually paid or incurred by Landlord during the Lease Term for the maintenance of the Common Areas and Premises, including without limitation real and personal property taxes and assessments; wages, salaries, and compensation of employees to the extent actually performing maintenance of the Common Areas or Premises; consulting, accounting, legal, depreciation on personal property and equipment; janitorial in the common areas, maintenance and security services; management fees and costs, and office rent or rental value of space in the Project used or furnished by Landlord as a management office; power, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the Building and any other costs, charges and expenses that under general acceptable accounting principles would be regarded as a management, maintenance, and operating expense; 100% of the cost of repair to the service road, loading docks, or parking lots or any other areas of the Building or Project that exceed normal wear and tear, due to Tenant's distribution use of the Premises; cost (amortized over the useful life of such improvements, as determined in accordance with generally accepted accounting principles ("GAAP")) of any capital improvements that are made to the Common Area or the Premises by Landlord (i) for the purpose of reducing operating expenses, or (ii) after the date of this Lease that are necessary to comply with any applicable requirement of any governmental law or regulation that was not applicable to the Common Area or the Premises as of the date of this Lease to the extent that such improvement is not required as a result of the particular use by, or any improvements constructed by or for, any other tenant or occupant of the Project; and other reasonable costs, charges and expenses that under GAAP would be regarded as operating expenses, as defined herein.

(B)  Operating expenses will not include:
     (1)  depreciation on any portion of the Project;
     (2) costs of alterations of space or other improvements made for tenants of the Project;
     (3)  finders fees and real estate brokers' commissions;
     (4)  ground lease payments, mortgage principal or interest;
     (5) capital improvements other than as may be expressly included in subparagraph (a), above;
     (6) costs of replacements of personal property and equipment for which depreciation costs are included as an operating expense;
     (7) costs of excess additional services provided to any tenant in the Building that are directly billed to such tenants;
     (8) the cost of repairs due to casualty or condemnation; (9) any cost due to Landlord's breach of the Lease;
     (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business;
     (11) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Project; and
     (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Project.

5.2  TAXES.

(A) Tenant will reimburse Landlord for the following taxes ("TAXES"), and Landlord shall pay all such Taxes to the appropriate taxing authority when due:

          (1) taxes that are payable upon or measured by rent, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; and
          (2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and
          (3) Tenant's Building Share of ad valorem taxes assessed against the Building and the Building Land.

(B) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based upon net income), profit tax, or capital levy imposed upon Landlord.

(C) Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes required by law to be paid by Tenant that if not paid would give rise to a lien on the Premises or Tenant's interest in the Premises.

5.3 UTILITIES.

(A) Tenant agrees to pay during the term of this Lease 100% of all charges for such utilities (including without limitation water, electricity, sewage, gas, and any other utility services) used by Tenant in connection with the operation of the Premises. If any such utility services are not separately metered or billed to Tenant but rather are billed to and paid by Landlord, Tenant will pay to Landlord, within THIRTY (30) DAYS after receipt of written notice and reasonable evidence thereof from Landlord or on the first day of the following month, the cost of any such utilities submetered to the Premises or a reasonable proportionate share (based on the square footage of the Premises relative to other premises in the Building and the use of the Premises relative to the use of such other premises) of any such utilities provided to the Building and not separately submetered.

(B) Pursuant to SECTION 5.1, above, Tenant agrees to pay during the term of this Lease its pro rated charges for such utilities (including without limitation water, electricity, sewage, gas, and any other utility services) used in the Common Area.

(C) Tenant will install at its sole cost and expense telephone service to the Premises. Tenant will pay the appropriate supplier for the telephone service billed directly to Tenant.

5.4 ADDITIONAL RENT. Amounts payable by Tenant according to this SECTION 5.0 shall be deemed to be, and will be payable as, "Additional Rent", without deduction or offset (Base Rent, such Additional Rent and any other sums payable by Tenant to Landlord under this Lease are herein collectively called "RENT"). If Tenant fails to pay any amounts due according to this SECTION 5.0, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Base Rent. Except as otherwise provided herein, Additional Rent shall be paid monthly (according to Landlord's reasonable good faith estimate) with subsequent annual reconciliation, in accordance with the following procedures:

(A) At the commencement of the Term and each subsequent anniversary date, Landlord shall give Tenant notice of its reasonable estimate of operating expenses and Taxes payable to Landlord by Tenant under SECTION 5.0 above for the calendar year in which the Term commences and for each subsequent calendar year during the Term, as the case may be. On or before the first day of each month from and after the Rent Commencement Date, Tenant shall pay to Landlord 1/12th of such estimated Additional Rent, provided that if such notice is not given on the anniversary date, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times such Additional Rent for the current calendar year varies from such estimate by more than 5%, Landlord may, by notice to Tenant, reasonably revise its estimate for such year to account for such increase, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(B) Within 90 DAYS after the close of each calendar year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of the actual operating expenses and Taxes for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant within 30 DAYS after delivery of the statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 DAYS after delivery of the statement.

6.0 SECURITY DEPOSIT. Tenant has deposited THIRTY-SIX THOUSAND SIX HUNDRED FORTY-TWO AND 34/100 DOLLARS ($36,642.34) with Landlord as Security Deposit for Tenant's payment of rent and performance of its other obligations under this Lease and any renewals or extensions of this Lease. If Tenant defaults in its payment of rent or performance of its other obligations under this Lease, and such default continues beyond any applicable notice and cure period, Landlord may use all or part of the Security Deposit for the payment of the amount of Rent for which payment is in such default, or for the payment of any other reasonable amount necessary for Landlord to spend by reason of Tenant's default. If Landlord so uses any portion of the Security Deposit, Tenant will restore the Security Deposit to its original amount within FIVE (5) DAYS after written demand from Landlord. The Security Deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the Rent. Upon the expiration of the Term or earlier termination of this Lease, Landlord shall refund to Tenant any Security Deposit not used by Landlord as aforesaid. Landlord may deliver the Security Deposit to a purchaser of the Premises and be discharged from further liability with respect to it, so long as such purchaser assumes Landlord's obligations and duties with respect to the Security Deposit.

7.0 USE. The Premises will be used for business offices, distribution and warehouse and for no other purposes. Without limiting the foregoing, Landlord specifically approves Tenant's use of the Premises for a call center. The Premises will be used in a careful, safe and proper manner. The Premises will not be used for any activity or in any manner that would tend to lower the character of the Building or Project. Tenant will not use or occupy or permit the Premises to be used or occupied for any purpose or in any manner prohibited by the laws of the United States, or the State of Colorado, or the ordinances of the City of Pueblo. Tenant will not commit waste in, on or about the Premises, the Building or the Project. Tenant will conduct its business and control its employees, agents, invitees and visitors in such manner as not to create any nuisance, interfere with, annoy, or disturb any other tenant or occupant of the Building or Project or Landlord in its operation of the Building or Project. Tenant will not do anything that is prohibited by the standard form of extended coverage fire policy, or that will increase the existing rate of such insurance or cause a cancellation in Landlord's insurance.

8.0 TENANT ALTERATIONS.

8.1 GENERAL. During the Term, Tenant will not make or allow to be made any alteration, additions, or improvements to or of the Premises, the Building or the Project, or attach any fixtures or equipment to the Premises or Building, without first obtaining Landlord's written consent, which will not be unreasonably withheld. All such alterations, additions, and improvements consented to by Landlord that are required to be made as a result of the nature of Tenant's use of the Premises:

(A) Will be performed by contractors approved by Landlord, which will not be unreasonably withheld, and subject to reasonable conditions specified by Landlord.

(B) The general contractor shall carry and maintain contractor liability insurance and shall agree in writing (whether in the Contractor Agreement or otherwise) that Landlord is not responsible for payment for any labor or materials ordered by Tenant and that no lien shall be filed against the Building or the Project therefor.

(C) Tenant will be required to provide Landlord with a copy of "as built" drawings or field-marked construction drawings of the alteration, addition or improvement within 30 DAYS of completion.

(D) All work with respect to any alterations, additions or improvements will be done in a good and workmanlike manner, and diligently prosecuted to completion to the end that the Building will be a complete unit, except during the period necessarily required for such work.

8.2 COMPLIANCE WITH LAWS BY TENANT. Prior to commencing any alteration, addition or improvement Tenant must acquire all necessary building permits. All alterations, additions or improvements made by Tenant shall be made at Tenant's sole cost and expense, in accordance with this Lease and all applicable laws, codes, ordinances and all governmental regulations and all requirements of any insurer providing coverage for the Premises.

8.3 ALTERATIONS BECOME PART OF PREMISES. All alterations, additions or improvements made to the Premises by Tenant (except movable furniture, equipment and trade fixtures) shall become part of the Premises and Landlord's property immediately upon installation thereof unless Landlord requires the removal thereof prior to the termination of this Lease. Tenant shall have no obligation to remove the alterations, additions or improvements from the Premises unless requested by Landlord in writing at the time of Landlord's consent thereto, in which event Tenant shall remove such items and repair any damage caused thereby at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall be permitted to remove from the Premises any such alterations, additions and improvement if, at the time of their installation, Landlord and Tenant have mutually agreed that Tenant may remove the same. Any alteration, addition or improvement that Tenant is required or, at Tenant's option, permitted to remove, together with any movable furniture, equipment and trade fixtures, shall be removed at Tenant's expense prior to the termination of this Lease and Tenant shall promptly repair any damage to the Premises caused by such removal. If Tenant fails to remove any alteration, addition or improvement that Tenant is required to remove or fails to repair damage caused by such removal, Landlord shall give written notice thereof to Tenant and if Tenant shall not have removed such addition, alteration or improvement within TEN (10) DAYS following Tenant's receipt of such notice, Landlord shall have the right to undertake such action for Tenant and to collect within TEN (10) DAYS after written demand from Landlord all reasonable costs incurred in such removal or repair, together with Default Interest (defined in PARAGRAPH 24.6) from the date TEN (10) DAYS after Landlord's request.

9.0 LIENS. Tenant shall keep the Premises free and clear of all liens incurred by or resulting from acts of Tenants or any subtenant or any contractor or subcontractor of Tenant. If any such lien is filed, Tenant shall, within TEN (10) DAYS following Tenant's receipt of notice of such lien, at its expense, cause the lien to be fully discharge by paying the obligation secured thereby or by obtaining and recording a surety bond of at least 150% of the amount of the claim plus estimated costs of interest, and in accordance with applicable law. Tenant is not authorized to act for or on behalf of Landlord for the purpose of constructing any improvements to the Premises, and neither Landlord nor Landlord's interest in the Premises shall be subject to any obligations incurred by Tenant. If any lien is filed or any action commenced affecting the title to the Premises Tenant shall upon receiving such notice immediately notify the Landlord. Tenant shall indemnify Landlord against and hold harmless Landlord, the Premises, the Building and the Project free, clear and harmless of and from all mechanics liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant.

10.0 PARKING LOT EXPANSION. Tenant shall construct at any time during the Term up to, at Tenant's option, an additional 300 parking spaces within the general area designated in EXHIBIT C or within another area on the Building Land reasonably acceptable to Landlord (the "PARKING LOT EXPANSION"). The Parking Lot Expansion will be performed in accordance with SECTIONS 8.0 AND 9.0 above. The initial Parking Lot Expansion work for the parking spaces initially desired by Tenant must be completed, subject to force majeure, within SIX (6) MONTHS of the execution of this Lease. Such completion will be evidenced by a certificate of occupancy issued by the City of Pueblo.

11.0 ASSIGNMENT/SUBLETTING. Tenant will not assign this sublease in whole or in part and will not sub-sublease the Sublease Premises in whole or in part without the prior written consent of Landlord, which Landlord agrees will not be unreasonably withheld. However, Landlord and Tenant acknowledge that it will be reasonable for Landlord to withhold its consent in the following instances:

         (i) the sublease does not contain a reasonable security deposit provision;
         (ii) banking, financial, or other credit information and references about the proposed assignee or subtenant sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant have not been provided to Landlord;
         (iii) and in Landlord's reasonable judgment, the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under subleases for the Premises.

Landlord's consent to an assignment or sublease will not release Tenant from the payment and performance of its obligations under this Lease, but rather Tenant and assignee or subtenant will be jointly and severally liable for such payment and performance.

In the case of an assignment or subletting, 100% of any sum or economic consideration received by Tenant as a result of such subletting (after having first subtracted broker and marketing costs) will be paid to Landlord after first deducting the rental due under this lease, prorated to reflect only rental allocable to the sublet portion of the Premises, and the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease. Upon Landlord's request, Tenant will assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and will direct such subtenant or assignee to pay the same directly to Landlord.

12.0 LANDLORD SERVICES.

12.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord will keep in good, working order and repair the Common Area, the windows in the Building, the mechanical, plumbing and electrical equipment and systems (including, without limitation, HVAC) serving the Premises and Building, and the structure, structural components and slab of the Building. Prior to the commencement of the Term, Landlord will close the opening that currently exists between Floor 1 and Floor 2 of the Building and will repair certain depressions in the Premises floor or slab such that such depressions are made level with the adjacent portions of the floor or slab.

12.2 LANDLORD'S OTHER SERVICES.

(A) Landlord will furnish the Premises with those services customarily provided in comparable office buildings in the vicinity of the Project, including without limitation: (1) electricity for lighting and the operation of office machines standard and customary for Tenant's use of the Premises, although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (3) access and elevator service; (4) lighting replacement in the parking lot and other Common Areas; (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and (7) daily cleaning service of the Common Areas during weekdays.

(B) Landlord will furnish the Premises and Tenant with the exclusive use of the 150 kW "back-up" generator located in the Building, together with the diesel fuel storage tank related thereto.

12.3 BUSINESS HOURS. The term business hours means 5:00 a.m. to 9:00 p.m. on Monday through Friday, except holidays, and 6:00 a.m. to 5:00 p.m. on Saturdays, and 8:00 a.m. to 5:00 p.m. on Sunday; except holidays. The term "holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Tenant will be responsible for the costs of all additional operating expenses as a result of Tenant's use of the Premises during hours other than Building business hours (7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 12:00 noon on Saturdays, except holidays). Additional operating expenses may include, but are not limited to, after-hours building engineer costs, utilities in the common area, after-hours air conditioning and heating costs and repairs.

Tenant acknowledges that the front lobby entrance of the Building will be locked at 6:00 p.m. Monday through Friday, at 12:00 noon on Saturdays, and will be locked during holidays. When the lobby door is locked, Tenant will enter and exit through the East Entrance door. Special arrangements for lobby access during holidays can be arranged with Landlord's on site building engineer.

Tenant acknowledges that Landlord is not responsible for the security of Tenant's employees, including operation after hours and parking lot security.

12.4 LIMITATION ON LIABILITY. Landlord will not be in default under this Lease or be liable to Tenant or any other person for direct of consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, lighting, security, or for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services unless such failure, surge or interruption continues for more than two consecutive days, in which event Tenant shall be entitled to an abatement of one day's Rent for each day that such failure, surge or interruption subsists, to the extent that Tenant is not able to use the entire Premises. Landlord reserves the right to temporarily discontinue such services at such times as may be necessary by reason of accident; strikes; lockouts; riots; acts of god; governmental preemption; any rule, order or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program; or any other happening beyond the control of Landlord. When Landlord must temporarily discontinue services as to facilitate repairs, alterations or improvements, Landlord will coordinate such discontinuation with Tenant so as to reasonably limit the disruption to Tenant.
Landlord will use reasonable diligence to restore such services to Tenant.

13.0 TENANT'S CARE OF PREMISES.

13.1 MAINTENANCE. Subject to Landlord's obligations set forth in SECTION 12.0, Tenant will maintain the Premises in good condition, reasonable wear and tear and casualty and condemnation excepted. Tenant will immediately advise Landlord of any damage to the Premises or the Building. Any failure of Tenant to so maintain the Premises that continues after any applicable notice and cure period may be corrected by Landlord, at the expense of Tenant. Such reasonable expense will be collectible as additional rent and will be paid by Tenant within THIRTY
(30) DAYS after delivery of a statement for such expense.

13.2 JANITORIAL AND WASTE REMOVAL. Tenant will provide, at Tenant's sole costs and expense, all janitorial service within Tenant's Premises including Tenant's restrooms. Tenant will be responsible for the provision, removal and cost of Tenant's waste and dumpster.

13.3 150 KW "BACK-UP" GENERATOR. Tenant will be responsible for the maintenance and the cost of the 150 kW "back-up" generator which Tenant has sole use.

14.0 INSURANCE.

14.1 LANDLORD'S INSURANCE. At all times during the term, Landlord will carry and maintain:

(A) Fire and extended coverage insurance covering the Project, its equipment, furnishings, and leasehold improvements in the Premises to the extent Landlord paid for such improvements;

(B) Commercial general liability insurance covering bodily injury and property damage on the Project with a combined single occurrence limit of not less than $5,000,000; and

(C)  Such other insurance as Landlord reasonably determines from time to time.

14.2 TENANT'S INSURANCE. At all times during the term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below, with insurance companies and on forms reasonably satisfactory to
Landlord:

(A) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000, together with a $20,000,000 umbrella policy. All such insurance will be equivalent to coverage offered by a commercial general liability form, including without limitation personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements in PARAGRAPH 16.3 of the Lease.

(B) Worker's compensation insurance insuring against and satisfying tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Project is located.

(C) If Tenant operates owned, hired or non-owned vehicles on the Project, comprehensive automobile liability at a limit of liability not less than $500,000 combined bodily injury and property damage.

14.3 NOTICE OF INSURANCE. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in Colorado and reasonably acceptable to Landlord. Tenant shall cause its insurance companies issuing such to agree to notify Landlord in writing of any cancellation, alteration or non-renewal of said insurance at least THIRTY (30) DAYS prior thereto. Tenant shall deliver to Landlord, on the Commencement Date and on each anniversary of the Commencement Date, certificates evidencing the insurance coverage required herein. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nonetheless be entitled to recovery under said policies for any loss occasioned to Landlord, its servants, agents and employees by reason of Tenant's active negligence.

14.4 WAIVER OF SUBROGATION; RELEASE. Notwithstanding any other provisions in this Lease, but provided Tenant carries the insurance it is required to carry under PARAGRAPH 14.2 above, Tenant and Landlord each waive all rights of recovery against the other, and against the directors, partners, officers, employees, agents and representative of the other, for loss of, or damage to, the property of the waiving party, or the property of others under its control. Each party shall, upon obtaining the insurance policies required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease and shall obtain, at their own expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises or Tenant's personal property are damaged or destroyed by fire or any other cause against which Tenant is required to maintain insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any such damage or destruction unless caused by the intentional misconduct of Landlord. Tenant shall have no claim to or interest in any portion of the proceeds of any insurance maintained by Landlord.

15.0 LAWS AND HAZARDOUS SUBSTANCES.

15.1 COMPLIANCE WITH LAWS. Tenant, at its expense, shall cause its use of and alterations to the Premises to comply with all existing and future rules, regulations, ordinances, orders, codes, laws and requirements of all municipal, county, state, federal and other applicable governmental authorities (collectively, "LAWS"). Landlord shall, at Landlord's sole cost and expense, cause the Premises to comply with all Laws that are effective prior to Tenant's occupancy not relating solely to any alterations by Tenant or a subtenant or Tenant's or a subtenant's particular use of the Premises.

15.2 HAZARDOUS SUBSTANCES. Tenant shall not use, produce, store, release, dispose or handle in or about the Premises or transfer to or from the Premises any Hazardous Substances except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements or equipment or engage in any act on or about the Premises that would require the procurement of any license or permit pursuant to any Environmental Law unless Tenant shall have first procured any license or permit. Tenant shall immediately notify Landlord of (i) the receipt of notice by Tenant of the existence of any Hazardous Substances on or about the Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) Tenant's receipt of written notice of any proceeding or investigation by any federal, state or local governmental authority regarding the presence of any Hazardous Substance on the Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant's notification to the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Premises.

     "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, rule, regulation, guideline, permit, license, order, requirement, agreement, or approval pertaining to Hazardous Substances and the protection of health, industrial hygiene, natural resources or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended. For purposes of this Article, "HAZARDOUS SUBSTANCE" means any matter giving rise to liability under the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq. (including the so-called "Superfund" amendments thereto), the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended, all Colorado environmental protection laws, any other applicable, federal, state or local statute, law, ordinance, rule or regulation governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including without limitation asbestos, polychlorinated biphenyls, radon, petroleum and any derivative thereof or any common law theory based on nuisance or strict liability.

     Landlord shall not use, produce, store, release, dispose or handle in or about the Project or transfer to or from the Project any Hazardous Substances except in compliance with all applicable Environmental Laws.

16.0 WAIVER AND INDEMNITY.

16.1 ASSUMPTION AND WAIVER. Except to the extent caused by the negligence or intentional misconduct of Landlord or its agents or employees, or by Landlord's failure to perform its obligations hereunder, Tenant assumes all risk of, and waives all claims against Landlord arising from damage, loss or theft of property or injury to persons in or upon the Premises from any cause. Subject to the exception set forth in the preceding sentence, and to SUBSECTION 12.4, above, the foregoing waiver includes, without limitation, the following risks:
(i) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring, water pipes, stairs, railings or walks; (ii) the bursting, leaking or running of any tank, washstand, water closet, main or any pipe or tank in, upon or about the Premises; (iii) the backup of any sewer pipe or downspout; (iv) the escape of steam or hot water; (v) water, snow or ice; (vi) the falling of any plaster or stucco; (vii) broken glass; (viii) any act or omission of other adjoining property owner (except Landlord); and (ix) any unauthorized or criminal entry of third parties within the Premises.

16.2 NOTICE OF CLAIMS. Tenant shall give immediate notice to Landlord (i) in case of fire or accidents in the Premises or any breakdown or malfunction of any security measures, and (ii) if Tenant receives notice of any claim, action or proceeding instituted or threatened against Landlord.

16.3 TENANT'S INDEMNITY. Except to the extent caused by the negligence or intentional misconduct of Landlord or its agents or employees, Tenant shall indemnify Landlord, its successors, assigns, subsidiaries, directors, officers, agents, employees and Landlord's property manager, if any, against all claims, costs, attorneys' fees, damages, expenses, liabilities and losses of third parties arising out of or in connection with any of the following:

(A) Tenant's, its subtenants' and its and their agents' and employees' use of the Premises or the conduct of Tenant's or a subtenant's business thereon.

(B) Any activity, work or occurrence performed, or affirmatively consented to, by Tenant or a subtenant in, on or about the Premises.

(C) Tenant's failure to perform substantially and properly all of Tenant's obligations under this Lease.

(D) The negligence or intentional misconduct of Tenant, any of its subtenants, its agents, contractors, servants, employees or licensees.

(E) Tenant's failure to comply with or violation of any laws, statutes, codes, licensing requirements, ordinances, orders and rules and regulations of any public authority applicable to Tenant's specific use of the Premises.

If any claim is made or action is brought against Landlord as a result of any activities or omissions listed above, Tenant, upon notice from Landlord, shall diligently defend the same at Tenant's expense through counsel reasonably satisfactory to Landlord. Tenant's obligation to indemnify Landlord, its successors, assigns, subsidiaries, directors, officers, agents, employees and Landlord's property manager, if any, pursuant to this SUBSECTION 16.3 shall survive the expiration or earlier termination of this Lease.

17.0 CONDEMNATION.

17.1 TOTAL CONDEMNATION. If the Building or Building Land is taken under power of eminent domain or conveyed by Landlord under the threat thereof (a "CONDEMNATION"), this Lease shall terminate as of the date of Condemnation. Landlord shall give written notice to Tenant promptly after Landlord is made aware of any threatened or pending condemnation proceedings relating to any Building or any portion of the Project. All rent and other obligations shall be paid and performed up to the date of any such Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

17.2 PARTIAL CONDEMNATION OF THE PREMISES. If a portion of the Building or Premises is taken by a Condemnation and such partial taking renders the Premises unsuitable for Tenant's business, as reasonably determined by Tenant and Landlord in their good faith discretion, this Lease shall terminate as of the date of Condemnation with respect to such Premises and Tenant shall have no claim against Landlord for the value of any un-expired term of this Lease. If the partial taking by Condemnation does not render the Premises unsuitable for Tenant's business, Rent shall be equitably reduced based upon the portion of the Premises taken by such Condemnation and Landlord shall promptly restore the Premises to a condition comparable to its condition prior to the Condemnation less the portion lost in the Condemnation; provided, however, Landlord shall not be obligated to commence such restoration until it receives the Condemnation award. If there are not sufficient funds from the Condemnation award, in the exercise of reasonable diligence, to restore the Premises, or if the Premises is not otherwise restored, within 120 DAYS after the date of such Condemnation, to a condition comparable to its condition prior to the Condemnation less the portion lost in the Condemnation, then this Lease shall terminate unless one party elects to contribute the shortfall.

17.3 CONDEMNATION AWARD. In the event of a Condemnation, whether whole or partial, subject to the next sentence, Tenant waives any right to any part of the award, as damages or otherwise, and Landlord shall receive the full amount of such award. Notwithstanding the foregoing, in the event of any Condemnation, including, without limitation, a partial Condemnation, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to or recoverable by Tenant on account of the loss of Tenant's leasehold estate or improvements, or both, any damage to Tenant's business by reason of the Condemnation and for any cost or loss to which Tenant might be put in removing Tenant's personal property, improvements and equipment.

17.4 DATE OF CONDEMNATION. The date of Condemnation shall mean the earlier of the date (i) possession of the Premises is delivered to the condemning authority, or (ii) title to the Premises is vested in the condemnation authority.

18.0 DESTRUCTION AND DAMAGE. If the Premises or the Building are damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time that Landlord has determined in its reasonable discretion will be needed to repair the damage and the election (if any) that Landlord has made according to this section. The notice will be given before the 30TH DAY (the "NOTICE DATE") after the fire or other insured casualty.

If the Premises or the Building are damaged by fire or other insured casualty to an extent Landlord has determined in its reasonable discretion can be repaired within 120 DAYS after the date of such damage, after the notice date, Landlord will promptly begin to repair the Building and Premises to a condition comparable to its condition prior to the date of such damage and will use reasonable diligence to pursue the completion of such repair. In that event this Lease will continue in full force and effect, except that Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "REPAIR period"), based on the proportion of the rentable area of the Premises that is unsuitable for Tenant's business, as reasonably determined by Tenant in its good faith discretion, as a result of such damage.

If the Premises or the Building are damaged by fire or other insured casualty to an extent Landlord has determined in its reasonable discretion cannot be repaired within 120 DAYS after the notice date, then (1) Landlord may cancel this Lease as of the date of the damage by written notice given to Tenant on or before the notice date, or (2) Tenant may cancel this Lease as of the date of the damage by written notice given to Landlord within 10 DAYS after Tenant's actual receipt of Landlord's written notice that the repairs cannot be made within such 120-DAY period. In any event, if written notice as to the time that Landlord has determined in its reasonable discretion will be needed to repair the damage and the election (if any) that Landlord has made according to this section is not actually received by Tenant on or before the notice date, then Tenant may cancel this Lease as of the date of the damage by written notice given to Landlord within 10 DAYS after the notice date. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will use reasonable diligence to proceed to repair the Building and Premises to a condition comparable to its condition prior to the date of such damage, and Rent will be abated on a pro rata basis during the repair period, based on the proportion of the rentable area of the Premises that is unsuitable for Tenant's business, as reasonably determined by Tenant in its good faith discretion, as a result of such damage, and if such repair is not completed prior to the date 120 DAYS after the date of such damage (as such time period may be extended for up to 45 days for delays beyond the control of Landlord of which Tenant is given notice, so long as Landlord diligently prosecutes such repair to completion), Tenant may terminate this Lease as of the date of such damage by giving written notice to Landlord on or before the date 30 DAYS after the expiration of such 120-DAY period.

If the Premises or the Building are damaged by any casualty against which Landlord is not required hereby to carry and maintain insurance, or if the insurance proceeds along with any deductible are insufficient to pay for the repair of any damage to the Premises or the Building,

Landlord will have the option either, subject to the rights and obligations of the parties as set forth in the preceding three paragraphs, to elect to repair the damage or to cancel this Lease as of the date of the casualty by written notice to Tenant on or before the notice date.

Landlord will not be responsible for repairing or replacing any of Tenant's improvements, fixtures, or personal property, unless such improvements, fixtures or personal property were originally paid for by Landlord.

If any damage by fire or other casualty is the result of willful conduct or negligence of Tenant, its agents, contractors, employees, or invitees, Rent will not be abated. Tenant will have no right to terminate this Lease on account of any damage to the Premises, the Building or the Project, except as set forth in this Lease.

19.0 ENTRY BY LANDLORD. Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours, upon reasonable advance notice, to:

(A)  Inspect the Premises;

(B) Exhibit the Premises to prospective purchasers or lenders and exhibit the Premises during the final six (6) months of the Term to prospective tenants;

(C) Determine whether Tenant is complying with all its obligations in this Lease;

(D)  Post written notices of non-responsibility or similar notices; or

(E) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building.

Landlord will at all times have and retain a key with which to unlock all of the doors in, on and about the Premises. Landlord will have the right to use any and all reasonable means Landlord may reasonably deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises. Any entry to the Premises by Landlord in accordance with this Section will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of monthly rent, additional rent, or other charges that this lease requires Tenant to pay.

20.0 EFFECT OF SALE. So long as such successor in interest assumes Landlord's obligations under the Lease arising from and after such effective date: a sale, conveyance, or assignment of the Building and the Building Land or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date; after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease for Landlord's obligations under the Lease arising from and after such effective date; this Lease will not be affected by any such sale, conveyance, or assignment; and Tenant will attorn to Landlord's successor in interest to this Lease.

21.0 PARKING. Tenant, its employees, agents, servants, customers and other invitees, will have the right to use TWO HUNDRED (200) parking spaces in the Building parking lot identified on EXHIBIT D, attached hereto. Landlord will not give rights to other persons or entities (including, without limitation, other tenants) to the Building parking lot that exceeds the number of the remaining parking spaces. Tenant may, at its discretion, designate such 200 spaces (by painting on the surface of the parking lot or otherwise), together with the Parking Lot Expansion, as being reserved for Tenant and may post warning signs concerning towing or other consequences of vehicles not authorized by Tenant being parked in such spaces, so long as Tenant removes or paints over any such designation and removes any such warning signs upon the expiration of the Term or earlier termination of this Lease. Tenant may reasonably enforce its rights to such spaces.

22.0 SUBORDINATION.

22.1 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each, a "MORTGAGE"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the date affecting or placed, charged, or enforced against the Building Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this lease, so long as, with respect to any Mortgage so affecting, or placed, charged or enforced against, the Building Land, Building, Project or any such interest, the mortgagee or secured party thereunder first agrees in writing not to disturb this Lease or Tenant's rights, interests and privileges hereunder. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver lien and reasonably acceptable to Tenant to confirm or effect any subordination to Landlord within TWENTY (20) DAYS after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien and reasonably acceptable to Tenant.

22.2 ATTORNMENT AND NONDISTURBANCE. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, then, upon receipt of reasonable evidence of such succession, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement (a "SUCCESSOR LANDLORD") and receipt of reasonable evidence of such succession, automatically become the Tenant of and attorn to such Successor Landlord without change in the terms of provisions of this Lease. Such Successor Landlord will not be bound by:

(A) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under the Lease;

(B) Any amendment or modification of this Lease made after Tenant's receipt of reasonable evidence of such succession without the written consent of such Successor Landlord; or

(C) Any claim for damages against Landlord arising prior to the date on which such Successor Landlord succeeded to Landlord's interest; provided, however, that this sentence shall not prohibit Tenant from offsetting rent or terminating this Lease, if Tenant is entitled to such offset or termination in this Lease herein or to any remedy that Tenant may be entitled to in law or equity.

Upon request by such Successor Landlord and without cost to Landlord or such Successor Landlord, Tenant will, within TWENTY (20) DAYS after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such Successor Landlord will not disturb Tenant in its use of the Premises in accordance with this Lease and is otherwise reasonably acceptable to Tenant.

23.0 ESTOPPEL CERTIFICATE. Upon receipt of a written request from either party, the other party shall within FIFTEEN (15) DAYS after receipt of such request, execute, acknowledge and deliver to the party requesting such statement a written statement (i) certifying that this Lease is unmodified (or, if modified, stating the nature of such modification) and in full force and effect and the dates to which rent and other charges are paid in advance, (ii) acknowledging that there are no then existing defaults or events known to the executing party which would, given the passage of time or the giving of notice or both, constitute events of default, (iii) setting forth such other matters as the party executing such certificate may desire, or acknowledging any other factual matters that the party requesting such statement may reasonably request. In addition, upon receipt of a written request from Landlord, Tenant shall use commercially reasonable efforts to execute, acknowledge and deliver to Landlord such written statement within FIFTEEN (15) DAYS after receipt of such request. The statements to be made by either party may be modified to reflect the true and correct state of the facts at the time of such statement. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises. Failure to deliver such statement within such 15-day period shall entitle the party requesting such statement to give a second notice to the other party, and failure to deliver such statement within FIVE (5) DAYS after receipt of such second notice shall be conclusive against the party asked to produce such statement that the statements set forth therein are true and correct.

24.0 DEFAULT, REMEDIES.

24.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(A) Tenant's failure to make any payment of Rent, as and when due, where such failure continues for a period of TEN (10) DAYS after receipt of written notice from Landlord that such is past due.

(B) Tenant's failure to observe or perform any of Tenant's obligations under this Lease where such failure continues for a period of THIRTY (30) DAYS after receipt of written notice from Landlord of such failure, unless such failure cannot reasonably be cured within such 30-day period, in which event Tenant shall not be in default of this Lease provided Tenant commences to cure such failure within said 30-day period and thereafter diligently and continuously pursue completion thereof.

(C) Any assignment of Tenant's interest in this Lease contrary to the provisions of this Lease.

(D) To the extent not prohibited by law, (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a proceeding under state or federal involving and/or bankruptcy laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets at the Premises or of Tenant's interest in this Lease.

24.2 REMEDIES. In the event of any such default or breach, Landlord shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand:

(A) To terminate this Lease effective immediately upon delivery of written notice to Tenant and Tenant shall surrender possession of the Premises within 5 DAYS after receipt of such notice. Notwithstanding such termination, Landlord shall have the right to recover from Tenant:

         (1) The worth at the time of payment of same, by reason of a judgment, settlement or otherwise (the "TIME OF THE AWARD"), of the unpaid Rent due and payable at the time of termination;

         (2) The worth at the time of the award of the amount by which the Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that could have been reasonably avoided;

         (3) The worth at the time of the award (computed by discounting to present value at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent) of the amount by which the rents for the balance of the Lease Term after the time of award exceed the amount of such rental loss that could be reasonably avoided;

         (4) Any other amounts necessary to compensate Landlord for all actual, direct damages suffered by Landlord and proximately caused by the default by Tenant or which in the ordinary course of events would likely result.

     The "WORTH AT THE TIME OF AWARD" of the amounts referred to in clauses
(i) and (ii) above is computed by allowing interest at an annual rate (the "DEFAULT INTEREST RATE") equal to the greater of (i) ten percent (10%), or (ii) five percent (5%) plus the rate established by the Federal

Reserve Bank of Denver, as of the twenty-fifth (25th) day of the month immediately preceding the default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

(B) CONTINUANCE OF LEASE. Upon any default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to SECTION 24.2(A) above, this Lease shall continue in effect after the default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rent as they become due. Neither efforts by Landlord to mitigate damages caused by a default by Tenant nor the acceptance of any Rent shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in
SECTION 24.2(A) above.

24.3 REMEDIES CUMULATIVE. No remedy or option of Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and in addition to every other remedy or option given hereunder, or now or hereafter existing at law, in equity or by statute, including, without limitation an action to recover amounts due hereunder. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable.

24.4 LANDLORD'S RIGHT TO ACT. If Tenant fails to timely perform any of its obligations under this Lease, Landlord may give written notice to Tenant of such failure, and in the event Tenant has not performed such obligation within any applicable notice and cure period as set forth in SUBSECTION 24.1, above, Landlord shall have the right, without any passage of time or declaring Tenant in default, to perform such obligation on Tenant's behalf and to charge to Tenant all reasonable costs and expenses incurred in connection therewith. Tenant shall within TEN (10) DAYS pay such amount upon presentment of a statement to Tenant. Such amount shall bear interest at the Default Interest Rate from the date ten (10) days after Tenant's receipt of such written statement.

24.5 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, without the necessity of prior notice or demand, a late charge equal to FIVE PERCENT (5%) of any installment of Rent which is not received by Landlord within TEN (10) DAYS after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent or prevent Landlord from exercising any right or remedy available to Landlord upon any default of Tenant in the payment of such installment of Rent when due, including without limitation the right to terminate this Lease in accordance with this
SECTION 24.0. In the event any installment of Rent is not received by Landlord by the THIRTIETH (30TH) DAY after the due date for such installment, such installment shall bear interest at the annual rate set forth in SECTION 24.6 below, commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full.

24.6 INTEREST ON PAST-DUE OBLIGATIONS. Any payment due from Tenant to Landlord not received by Landlord within THIRTY (30) DAYS after the same is due, shall bear interest from the due date until paid, at the Default Interest Rate. In addition, Tenant shall pay all reasonable costs and attorneys' fees incurred by Landlord in the collection of such amounts.

24.7 ATTORNEYS' FEES. In any dispute between the parties the prevailing party shall be entitled to recover from the other party immediately upon demand all reasonable costs, attorneys' fees, expert witness fees, costs of test and analysis, travel and accommodation expenses, deposition and trial transcript copies, court costs and other similar reasonable costs and fees incurred in enforcing its rights and remedies under this Lease, regardless of whether legal proceedings are actually commenced.

24.8 ACCORD AND SATISFACTION. Payment by Tenant or receipt by Landlord of a lesser amount than the Rent or other charges due hereunder shall be deemed to be on account of the earliest due stipulated rent or other charges, and no endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other charges or pursue any other remedy in this Lease.

25.0 LANDLORD'S LIABILITY.

25.1 DEFAULT BY LANDLORD. Landlord shall not be considered in default or breach of this Lease for the nonperformance of any obligation imposed herein unless such nonperformance shall continue for a period of at least THIRTY (30) DAYS after notice from Tenant; provided, however, if the nature of the nonperformance is such that it cannot be reasonably cured within thirty (30) days, Landlord shall not be deemed to be in default if Landlord commences to cure such nonperformance within such 30-day period and thereafter pursues such cure to completion in the exercise of reasonable diligence.

The liability of Landlord, or any of the respective partners, officers or directors of Landlord, to Tenant for or in respect of any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project and the rents, profits and proceeds therefrom. Tenant agrees to look solely to Landlord's interest in the Project and the rents and profits therefrom for the recovery and satisfaction of any judgment against Landlord, or any of the respective partners, officers or directors of Landlord.

25.2 SALE OF LANDLORD'S INTEREST. Upon any sale or conveyance of Landlord's interest in this Lease, and provided the transferee of such interest assumes in writing all of Landlord's obligations hereunder from and after the date of such transfer or assignment, Landlord shall be entirely relieved of all liability for Landlord's obligations under the Lease accruing thereafter. Landlord shall, concurrently with such transfer, deliver to Tenant written notice thereof together with a copy of the instrument by which the transferee assumed the obligations of Landlord hereunder.

25.3 MORTGAGE EXCULPATION. Notwithstanding anything contained herein to the contrary, but subject to Subsection 22.2, above, Tenant waives and holds any mortgagee or beneficiary named in any mortgage, deed or trust or other security instrument harmless from any and all claims Tenant may have against Landlord arising prior to the mortgage or beneficiary succeeding to Landlord's interest hereunder.

26.0 FORCE MAJEURE. If either party is delayed or prevented from the performance of any act by reason of acts of god, strikes, lockouts, labor troubles, failure or refusal of governmental authorities to timely issue permits or approvals or conduct reviews or inspections, civil disorder, inability to procure materials, materials, restrictive governmental laws or regulations, or other causes beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing herein shall excuse Tenant from the prompt payment of rent or any other sum.

27.0 NOTICES. No notice, consent, approval or other communication given in connection herewith shall be validly given, made, delivered or served unless in writing and delivered in person or sent by confirmed facsimile transmission and/or registered or certified United States mail, postage prepaid, to Landlord or Tenant at the address set forth below or to such other addresses as Landlord or Tenant may from time to time designate in writing and deliver to the other party in accordance with this Article. Notices, consents, approval or communications shall be deemed given or received upon delivery or refusal of delivery, if delivered in person, or upon three (3) days after deposit in the mail, if delivered by mail or upon receipt of a facsimile transmission, if given by facsimile.

Landlord:         Terri Cohen
Notices:          LMC Properties, Inc.
                  100 S. Charles St., Suite 1400
                  Baltimore, MD  21201
                  Fax:  (410) 468-1079

Landlord:         Greg Johnson
Rent:             Lockheed Martin Tactical Systems
                  3333 Pilot Knob Road
                  Eagan, MN 55121
                  Fax:  (651) 456-2605

Tenant:           Innotrac Corporation
                  6655 Sugarloaf Parkway
                  Duluth, Georgia 30097-4916
                  Attn:  Mr. David Ellin
                  Fax:  (678) 584-8950

28.0 MULTI-TENANTING. Prior to permitting occupancy or use of all or any portion of the second floor of the Building, Landlord shall, at no cost to Tenant, install such demising walls, doors and door locks as are necessary to demise the Premises from the remainder of the Building, all as depicted on the plans and specifications attached hereto as EXHIBIT E. Tenant shall be responsible for the installation of any electronic entry system desired by Tenant with respect to the Premises. Upon occupancy or use of all or any portion of the second floor of the Building, that portion of the first floor space of the Building that is outside of the Premises (presently estimated to be approximately 3,050 square feet) shall be deemed Common Area and the number of square feet deemed to be the square footage of the Premises hereunder shall be reduced by Tenant's Building Share of the square footage of such first floor space, and Base Rent and other rental payable hereunder, Tenant's Building Share, and Tenant's Project Share shall be decreased in accordance with such reduction in the square footage of the Premises.

29.0 GENERAL.

29.1 COLORADO LAW; VENUE. This Lease shall be construed in accordance with the laws of the State of Colorado. The parties agree that Pueblo County, Colorado, shall be the venue for any litigation relating to this Lease.

29.2 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed to create any relationship other than that of landlord and tenant.

29.3 AMENDMENTS. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing, and signed by both parties.

29.4 NO WAIVER. No delay or omission of either party to exercise any right or power shall impair any such right or power, or shall be construed to be a waiver of any nonperformance by the other party or an acquiescence therein. No waiver of any nonperformance shall be effective unless it is in writing. No written waiver by either party shall be deemed to be a waiver of any other Lease provision, or of any subsequent breach by the other party of the same or any other provision. Landlord's or Tenant's consent to or approval of any act by the other party shall not be deemed to render unnecessary the procurement of Landlord's or Tenant's consent to or approval of any subsequent act of the other party, whether or not similar to the act so consented to or approved.

29.5 EXHIBITS. Exhibits A, B, C, D, E and F attached hereto shall by this reference be deemed a part of this Lease as if set forth in full herein.

29.6 PARTIAL INVALIDITY. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision may be modified to the minimum extent necessary and the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

29.7 CAPTIONS. The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and shall not control or affect the meaning or construction of any of the provisions.

29.8 TIME. Time is of the essence. If any time period provided for herein expires on a Saturday, Sunday or legal holiday, such time period shall be extended to the next succeeding day that is not a Saturday, Sunday or legal holiday.

29.9 RECORDATION. Neither party shall record this Lease in the public records of the county within which the Premises is located. Either may, upon request and at the expense of the requesting party, cause the other party to execute and record a memorandum of this Lease in Pueblo County, Colorado.

29.10 NO THIRD PARTY RIGHTS. Except as expressly provided herein, no term of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause of action hereunder.

29.11 JOINT AND SEVERAL OBLIGATIONS. If Tenant is constituted of two or more persons, corporations or other entities, all agreements, covenants, representations and warranties of Tenant herein are the joint and several obligations of the entities constituting Tenant. Notice given to any one of the entities constituting Tenant shall be deemed as having been given to all such entities.

29.12 AUTHORITY TO EXECUTE. Any individual executing this Lease on behalf of or as representative for a corporation or other person, partnership or entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such party, and that this Lease is binding upon such party in accordance with its terms.

29.13 BINDING ON SUCCESSORS AND ASSIGNS. Each of the provisions of this Lease shall bind, extend to, and inure to the benefit of the respective heirs, legal representatives, and successors and assigns of both Landlord and Tenant; provided, however, that this clause shall not permit any transfer contrary to the terms hereof.

29.14 IMPARTIAL INTERPRETATION. This Lease is the result of negotiations between Landlord and Tenant and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

29.15 PLURALS. The words "Landlord" and "Tenant", as herein used, shall include the plural as well as the singular. The neuter gender shall include the masculine and feminine genders.

29.16 NOT BINDING UNTIL SIGNED. Submission of this instrument to Tenant for examination shall not bind Landlord or Tenant in any manner, until this instrument is executed and delivered by both Landlord and Tenant.

29.17 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Base Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term in accordance with and subject to the terms of this Lease.

29.18 LIMITATION ON RECOURSE. Tenant specifically agrees to look solely to Landlord's interest in the Project and the rents, profits and proceeds therefrom for the recovery of any judgments from Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentence are not intended to and will not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

29.19 CONFIDENTIALITY. Landlord and Tenant acknowledge that the terms and conditions of this Lease are to remain confidential for the benefit of both parties, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, except to the respective party's attorneys, accountants, consultants, brokers, agents and others who must reasonably have knowledge hereof, or as required by law, without the other party's prior written consent. The foregoing shall not apply in the event Tenant desires to assign this Lease, or its interest herein, or to sublease all or a portion of the Premises, in which event Tenant shall be entitled to disclose the terms of this Lease as necessary in connection with the negotiation of any potential sublease or assignment. Tenant acknowledges, that the terms and conditions of this Lease will be disclosed to potential buyers and lenders of the Project. The consent by a party to any specific disclosures shall not be deemed to be a waiver by the consenting party of any prohibition against future disclosure.

29.20 BROKERS. The parties represent and warrant to each other that no broker or finder other than PM Realty Group and Insignia/ESG was instrumental in arranging or bringing about this lease transaction and that there are no other claims or rights for brokerage commissions or finder's fees in connection with the transaction contemplated by this Lease. If any person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Landlord or Tenant, other than the Brokers already identified herein, then the party through whom such person makes his claim shall indemnify, hold harmless and defend the other party (the "Indemnified Party") from any and all costs, damages, claims, liabilities, losses, or expenses, (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. A copy of the Broker's commission agreement is attached hereto as EXHIBIT F.

29.21 Y2K DISCLOSURE. Tenant acknowledges that Landlord has represented, that to Landlord's actual knowledge, the necessary equipment, software and appliances, including but not limited to elevators, heating, ventilating and air conditioning systems, access systems, door locks, energy management systems and other building systems (collectively, the "BUILDING SYSTEMS") owned by Landlord and located within the Building may not remain fully functional and perform their normal operations on and after January 1, 2000 and may experience interruptions or malfunctions as a result of the passage from the year 1999 to the year 2000. If any repairs, alterations or replacements are required to restore the Building Systems to their functional and operation condition, Landlord will cause such repairs, alterations or replacements to be promptly and timely made at Landlord's sole cost and expense.

29.22 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings related thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

         Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                 LMC Properties, Inc.



                          Signature:/s/Terri Beattie
                                    ------------------------------------------
                          By:  Terri Beattie
                          Its:  Director, Real Estate





TENANT:                   Innotrac Corporation



                          Signature:/s/David Ellin
                                    --------------------------------------------
                          By: David Ellin
                             ---------------------------------------------------
                          Its: Senior Vice President and Chief Operating Officer
                              --------------------------------------------------